                                                             EXHIBIT 10.49

                       CATELLUS DEVELOPMENT CORPORATION



                                                          November 16, 1996


Mr. Stephen P. Wallace
Chief Financial Officer
Catellus Development Corporation
201 Mission Street
San Francisco, CA 94105

Dear Steve:

                  The purpose of this letter is to amend that certain Employment Agreement dated as of July 24, 1995 (the "Employment Agreement") between Catellus Development Corporation (the "Company") and you as follows:

     1. TERM OF AGREEMENT. The term of the Employment Agreement shall be extended from June 30, 1998 to December 31, 2000.

     2. BONUS. Section 1.4 of the Employment Agreement is hereby amended to read in its entirety as follows:

         "1.4     Bonuses.

                           (a) Executive shall be eligible to receive an annual bonus (the "Base Bonus") equal to up to 100% of Base Salary commencing with the year beginning January 1, 1996. The maximum Base Bonus shall consist of two elements: (i) Subjective Goals -- 50% of the Base Bonus shall be payable based upon the successful completion of goals which require the subjective evaluation of the Chief Executive Officer of the Company; and (ii) Objective Goals -- 50% of the Base Bonus shall be payable based upon the successful completion of goals based upon totally objective standards. The Base Bonus shall be payable each year no later than March 31.

                           (b) Executive shall be eligible to receive an additional bonus (the "Additional Bonus"). The maximum Additional Bonus potential is 100% of base salary, but no greater than the amount of Base Bonus awarded. The criteria for Additional Bonus awards shall be objective goals, the accomplishment of which shall lead to results far in excess of expected performance and add tangible value to the Company beyond that anticipated in the Company's Business Plan. The Additional Bonus shall be payable each year no later than March 31.


                           (c) There may be numerous goals within each bonus category. Achieving all the goals will lead to a 100% bonus award. It will be possible to earn 100% of the bonus amount with the accomplishment of a significant percentage of, but less than 100% of, performance goals or with the accomplishment of the more difficult goals and/or certain of the goals with far reaching consequences. The determination of the achievement of goals will be made by the Chief Executive Officer of the Company.

                         (d) All bonus payments shall be subject to appropriate withholding paymentsdeducted therefrom."

               3. TERMINATION PAYMENTS. The first paragraph of Section 1.8 of the Agreement is hereby amended to read as follows:

         "1.8     Benefits Upon Termination.
                  --------------------------

                           (a) If, at any time during the term of this Agreement, (i) Executive involuntarily ceases to be an employee of the Company for any reason other than (A) Termination for Cause, (B) disability at a time when Executive is receiving disability benefits under a long-term disability plan or disability insurance provided by the Company, (C) death, or (D) normal retirement under the Company's pension plan or a qualified retirement plan of the Company or (ii) Executive terminates employment with the Company for Good Reason (as defined below), then the amount of benefits payable on account of such termination shall be equal to the sum of (1) unpaid accrued salary as of the Date of Termination, (2) unpaid salary with respect to any vacation days accrued but not taken as of the Date of Termination, (3) the number of full months remaining in this Agreement, but not to exceed 24, multiplied by the average monthly Base Salary (determined without regard to amounts payable under any bonus program, or other forms of extraordinary compensation) for the immediately preceding 2-year period or, if Executive has not served the Company for 24 months, then the average monthly Base Salary (determined without regard to amounts payable under any bonus program, or other forms of extraordinary compensation) for such shorter period; and (4) the number of full or partial months remaining in the period commencing on the first day following the most recent period in respect of which the Base Bonus has been paid and ending on December 31, 2000, but not to exceed 24, multiplied by the average monthly Base Bonus and Additional Bonus for the immediately preceding 2-year period or, if Executive has not served the Company for 24 months, then the average monthly Base Bonus and Additional Bonus for such shorter period, provided, however,
                                                       --------- -------- that
         the amount of such benefits shall be reduced by any other benefits provided upon termination of employment to which Executive may be entitled under any severance agreement with the Company.

                  Except as expressly set forth herein, all other terms and provisions of the Employment Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

                  If you are in agreement with the foregoing, please sign and return an enclosed counterpart of this letter.

                                                     Very truly yours,

                                                     CATELLUS DEVELOPMENT
                                                              CORPORATION


                                                     By:______________________
                                                     Title:  President and Chief
                                                             Executive Officer



AGREED this _____ day of November, 1996:

/s/ Stephen P. Wallace
----------------------------
Stephen P. Wallace